Exhibit 99.1
INVESTOR RELATIONS CONTACT:
Steven D. Barnhart,
Senior Vice President and Chief Financial Officer
847-286-8700
FOR IMMEDIATE RELEASE:
August 22, 2013

SEARS HOMETOWN AND OUTLET STORES, INC. ANNOUNCES RELEASE DATE
FOR 2013 Q2 EARNINGS RELEASE
HOFFMAN ESTATES, IL. - Sears Hometown and Outlet Stores, Inc. (NASDAQ: SHOS) today announced that it intends to issue its 2013 second fiscal quarter earnings release on August 30, 2013.